UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2018

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 400 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On February 21, 2018, JELD-WEN Holding, Inc. (the “Company”) issued a press release announcing its results of operations for the fourth quarter and fiscal year ended December 31, 2017. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
The Company’s press release attached hereto as Exhibit 99.1 also provides its outlook for fiscal year 2018 and announces the closing of its previously announced acquisition of the Domoferm group.
On February 21, 2018, the Company’s management will present certain information in connection with its call with shareholders, analysts and others relating to the results of operations discussed above. Attached hereto as Exhibit 99.2 are slides that will be presented at that time.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated February 21, 2018, announcing results for the fourth quarter and fiscal year ended December 31, 2017 and closing of the acquisition of Domoferm.

99.2	Investor information to be presented by JELD-WEN Holding, Inc. on February 21, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2018		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated February 21, 2018, announcing results for the fourth quarter and fiscal year ended December 31, 2017 and closing of the acquisition of Domoferm.

99.2	Investor information to be presented by JELD-WEN Holding, Inc. on February 21, 2018.